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                                                                    Exhibit 23.1




                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1996, appearing on page 25 of Crown Cork & Seal Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the references to us under the headings "Experts" and "Summary Historical Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical Financial Information."



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Philadelphia, PA
November 25, 1996